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                                                                   Exhibit 10.3



                                  ARQULE, INC.

                         1996 Director Stock Option Plan
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     The purpose of this 1996 Director Stock Option Plan (the "Plan") of ArQule,
Inc. (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1. ADMINISTRATION OF THE PLAN.

     Grants of stock options under the Plan shall be automatic as provided in
Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2. PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

     Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3. SHARES SUBJECT TO THE PLAN.

     (a) The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 250,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

     (c) In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the


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surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

     (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4. NON-STATUTORY STOCK OPTIONS.

     All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5. FORM OF OPTIONS.

     Options granted hereunder shall be in substantially the form of the attached Exhibit A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6. GRANT OF OPTIONS AND OPTION TERMS.

     (a) AUTOMATIC GRANT OF OPTIONS. Upon the adoption of this Plan by the Board (the "Effective Date"), each eligible director on the Effective Date and any person who is elected as a member of the Board subsequent to the Effective Date who is an eligible director shall automatically be granted an option (an "Initial Option") to purchase 15,000 shares of Common Stock. Upon the election or re-election of any eligible director at the Company's 1997 annual meeting of stockholders and upon each election and re-election at any annual meeting thereafter, each eligible director shall automatically be granted an option ("Annual Option"; the Annual Option together with the Initial Option are sometimes collectively referred to as "Options") to purchase 7,000 shares of Common Stock for each year of the term of office for which such director has been nominated to stand for election at the Company's 1997 annual meeting of stockholders. At the first annual meeting occurring after the Company's completion of its initial public offering at which time the Company has a staggered Board of Directors which are re-elected every three years, Annual Options shall be


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granted to all eligible directors (whether or not being elected or re-elected at such annual meeting) so that Class I Directors being elected or re-elected to three year terms shall be granted Annual Options to purchase 21,000 shares;
Class II Directors, whose terms expire in two years, shall be granted options to purchase 14,000 shares and Class III Directors, whose terms expire in one year, shall be granted Annual Options to purchase 7,000 shares. Upon the election or re-election of any eligible director at each annual meeting of its stockholders thereafter, each such director shall automatically be granted options to purchase 7,000 shares of Common Stock for each year of the term of office to which he or she is elected. In addition, upon the election of a director who is eligible to receive options to purchase Common Stock under the Plan other than at an annual meeting of stockholders (whether by the Board or the stockholders and whether to fill a vacancy or otherwise), in addition to the grant of an Initial Option, such director shall automatically be granted Annual Options to purchase 7,000 shares of Common Stock for each year or portion thereof of the term of office to which he or she is elected. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

     (a) DATE OF GRANT. The "Date of Grant" for options granted under this Plan shall be the date of adoption of the Plan, or the date of election or re-election as a director, as the case may be.

     (c) OPTION PRICE. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company as determined by the Board of Directors in good faith, provided that upon the quotation of the Common Stock on the National Association of Securities
Dealers Automated Quotations National Market ("Nasdaq"), the option price shall be the closing price for the Company's Common Stock as reported by Nasdaq on the last trading day prior to Date of Grant.

     (d) TERM OF OPTION. The term of each option granted under this Plan shall be ten years from the Date of Grant.

     (e) EXERCISABILITY OF OPTIONS. (1) The Initial Options granted under this Plan shall become exercisable with respect to 5,000 shares on the date of the Company's next annual meeting of stockholders from the Date of Grant and each of the next two annual meetings of stockholders following such annual meeting of stockholders. (2) The Annual Options granted under this Plan shall become exercisable with respect to 7,000 shares on the Date of Grant, and if such Annual Option is for more than 7,000 shares, such Annual Option shall become exercisable as to 7,000 shares on the next, or each of the next two annual meetings of stockholders of the Company, as the case may be, (i.e., options to purchase 21,000 shares of Common Stock granted at the 1997 annual meeting in the event the Company has completed its initial public offering will become exercisable with respect to 7,000 shares at each of the Date of Grant, 1998 and 1999 annual meetings of stockholders). Thereafter, Annual Options granted under this Plan shall become exercisable with respect to 7,000 shares on the Date of Grant and (if applicable) on each of the first two annual meetings of stockholders of the Company following the Date of Grant, but in all cases if and only if the option holder is a member of the Board at the opening of business on that date.

     (f) GENERAL EXERCISE TERMS. Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights


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they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

     (g) METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Common Stock as to which they are exercised. The option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the option price shall have been held by the person exercising the option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

     (h) NON-TRANSFERABILITY. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

7. LIMITATION OF RIGHTS.

     (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an option holder as a director for any period of time or at any particular rate of compensation.

     (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. A director shall have no rights as a stockholder with respect to the shares covered by options until the date the director exercises such options and pays the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.




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8. AMENDMENT OR TERMINATION.

     The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9. STOCKHOLDER APPROVAL.

     This Plan and the automatic grants made upon adoption thereof by the Board of Directors are subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the Company's Certificate of Incorporation and the laws of the State of Delaware. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.

10. GOVERNING LAW.

     This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.





















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